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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A


                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 1, 2002


                            CAPITAL TITLE GROUP, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                        1-9396                 87-0399785
(State or other jurisdiction of    (Commission File No.)        (IRS Employer
 incorporation or organization)                              Identification No.)


2901 East Camelback Road, Phoenix, Arizona                          85016
 (Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (602) 954-0600

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
ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to an Asset Purchase and Sale Agreement dated September 8, 2001, New Century Title Company, a wholly-owned subsidiary of Capital Title Group, Inc. ("the Company"), has acquired from BridgeSpan Title Company, a wholly-owned subsidiary of BridgeSpan, Inc., its title and escrow operations in the northern California counties of Santa Clara, San Mateo and Sacramento. The assets purchased include five branch offices, inclusive of equipment, furniture, fixtures and leasehold improvements, and ownership interest in joint title plants in Santa Clara, San Mateo and Sacramento counties. The agreement was granted regulatory approval in March 2002 from the California Department of Insurance and the transaction closed April 1, 2002. The adjusted purchase price for the acquisition was approximately $4.3 million and was paid in cash.

     BridgeSpan Title Company has been providing title, escrow and related real estate services in selected California counties since January 2000. This acquisition only included the assets and operations of BridgeSpan Title Company in San Mateo, Santa Clara and Sacramento counties, where New Century Title Company intends to provide title and escrow services to the real estate market.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     Pursuant to Item 7 (a) (4) of Form 8-K, all required historical financial statements of BridgeSpan Title Company and all required pro forma financial statements are being filed in this Amendment No. 1.

     The unaudited pro forma consolidated financial information of the Company, included in Item 7(b) of this Form 8-K/A, is based on and should be read in conjunction with the audited financial statements and notes thereto appearing in the Company's annual report on Form 10-K for the year ended December 31, 2001 and the unaudited financial statements and notes thereto appearing in the Company's Form 10-Q for the three month period ended March 31, 2002. The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2002 and condensed combined consolidated statements of operations for the three months ended March 31, 2002 and year ended December 31, 2001 give effect to the purchase by the Company of certain assets of BridgeSpan Title Company as of the beginning of the periods presented, for an aggregate purchase price of $4.3 million, including estimated transaction costs, all of which was paid in cash using funds from the Company's working capital. Accordingly, the acquired assets were recorded at their estimated fair value at the date of acquisition. The pro forma condensed combined consolidated statements of operations assume that the acquisition took place at the beginning of each period presented and combine the Company's and BridgeSpan Title Company's results of operations for the year ended December 31, 2001 and the three months ended March 31, 2002, with necessary adjustments to remove those operations of BridgeSpan Title Company which were not acquired in the transaction. The unaudited pro forma condensed combined consolidated balance sheet combines the Company's balance sheet as of March 31, 2002 with BridgeSpan Title Company's balance sheet as of March 31, 2002, giving effect to the acquisition as if it had occurred on March 31, 2002.

     The unaudited pro forma condensed combined consolidated financial statements have been prepared by the Company based upon available information and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma information presented herein is shown for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations for the Company, or the financial position or results of operations of the Company that would have actually occurred had the acquisition been in effect as of the date or for the periods presented. The Company's financial statements will reflect the acquisition only from April 1, 2002.

(a)  FINANCIAL STATEMENTS OF BRIDGESPAN TITLE COMPANY.

                                                                            Page
                                                                            ----
     Report of Independent Auditors                                            5
     Balance Sheets as of December 31, 2001 and 2000                           6
     Statements of Operations and Shareholder's Equity
       For the Years Ended December 31, 2001 and 2000                        7-8
     Statements of Cash Flows for the Years Ended
       December 31, 2001 and 2000                                              9
     Notes to Financial Statements                                         10-18

     Condensed Balance Sheet as of March 31, 2002                             19
     Condensed Statements of Operations for the Three Months
       Ended March 31, 2002 and 2001                                          20
     Condensed Statements of Cash Flows for the Three Months
       Ended March 31, 2002 and 2001                                          21
     Notes to Condensed Financial Statements                                  22

(b)  PRO FORMA FINANCIAL INFORMATION.

     Unaudited Pro Forma Condensed Combined Consolidated Statement of
       Operations for the Year Ended December 31, 2001                        24
     Unaudited Pro Forma Condensed Combined Consolidated Statement of
       Operations for the Three Months Ended March 31, 2002                   25
     Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
       as of March 31, 2002                                                   26
     Notes to Unaudited Pro Forma Condensed Combined Consolidated
      Financial Statements                                                    27

(c)  EXHIBITS.

     10.  *Asset  Purchase  and Sale  Agreement  by and among New Century  Title
          Company,   BridgeSpan   Title  Company,   BridgeSpan,   Inc.  and  the
          Registrant.

     23.  Consent of Ernst & Young LLP

*Previously filed with Form 8-K filed with the Commission on April 10, 2002.

The text of the following Schedules, Exhibits and other attachments to the aforementioned Asset Purchase and Sale Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish the Commission, upon request, copies of any such omitted Schedules or Exhibits.

     Schedule 1.1 Assets
     Schedule 1.2 Leased Sites
     Schedule 3.10 Governmental Approvals
     Schedule 3.11 Tax Matters

                                    SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CAPITAL TITLE GROUP, INC.


By:  /s/ Mark C. Walker                              Dated: June 14, 2002
     ------------------------------------------             --------------------
     Mark C. Walker
     Vice President and Chief Financial Officer

                Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Shareholder
BridgeSpan Title Company

We have audited the accompanying balance sheets of BridgeSpan Title Company as of December 31, 2001 and 2000, and the related statements of operations, shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BridgeSpan Title Company at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                        /s/ Ernst & Young LLP


March 22, 2002

                            BridgeSpan Title Company
                                 Balance Sheets

                                                            DECEMBER 31,
                                                     --------------------------
                                                        2001           2000
                                                     -----------    -----------
ASSETS
Current assets :
  Cash and cash equivalents                          $ 1,631,000    $ 2,317,000
  Accounts receivable                                    254,000        108,000
  Note receivable from affiliate                         250,000             --
  Division assets held for sale                          654,000             --
  Prepaid expenses and other current assets              114,000         57,000
                                                     -----------    -----------
Total current assets                                   2,903,000      2,482,000
                                                     -----------    -----------

Equipment and fixtures, net                              107,000        471,000
Title plant                                              402,000        522,000
Other assets                                              14,000         69,000
                                                     -----------    -----------
Total assets                                         $ 3,426,000    $ 3,544,000
                                                     ===========    ===========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable                             $   157,000    $   406,000
  Accrued expenses                                       604,000        318,000
  Advance proceeds from sale of division assets          699,000             --
  Accrued payroll and other related expenses             212,000        103,000
  Reserve for claim losses                               164,000         54,000
  Current portion of capital lease obligation             72,000         64,000
                                                     -----------    -----------
Total current liabilities                              1,908,000        945,000
                                                     -----------    -----------

Capital lease obligation, net of current portion         192,000        264,000

Shareholder's equity:
  Common stock, no par value; 1,000,000 shares
    authorized and 40,000 shares issued and
    outstanding at December 31, 2001 and 2000                 --             --
  Additional paid-in capital                           9,831,000      6,160,000
  Accumulated deficit                                 (8,505,000)    (3,825,000)
                                                     -----------    -----------
Total shareholder's equity                             1,326,000      2,335,000
                                                     -----------    -----------
Total liabilities and shareholder's equity           $ 3,426,000    $ 3,544,000
                                                     ===========    ===========

                             See accompanying notes

                            BridgeSpan Title Company
                            Statements of Operations

                                                    YEARS ENDED DECEMBER 31,
                                                 ------------------------------
                                                     2001              2000
                                                 ------------      ------------
Revenues:
  Title service revenue                          $  5,245,000      $    788,000
  Escrow fees                                       1,618,000           402,000
  Other service fees                                  483,000           454,000
  Interest income                                      19,000            28,000
                                                 ------------      ------------
Total revenues                                      7,365,000         1,672,000
                                                 ------------      ------------

Expenses:
  Personnel costs                                   6,244,000         3,120,000
  Other operating expense                           4,133,000         1,821,000
  Title plant fees and maintenance                  1,005,000           349,000
  Title remittance fees                               640,000           101,000
  Interest expense                                     23,000            26,000
                                                 ------------      ------------
Total expenses                                     12,045,000         5,417,000
                                                 ------------      ------------
Net loss                                         $ (4,680,000)     $ (3,745,000)
                                                 ============      ============

                             See accompanying notes

                            BridgeSpan Title Company
                       Statements of Shareholder's Equity

                                      COMMON STOCK             ADDITIONAL                      TOTAL
                                --------------------------      PAID-IN      ACCUMULATED    SHAREHOLDER'S
                                  SHARES         AMOUNT         CAPITAL        DEFICIT         EQUITY
                                -----------    -----------    -----------    -----------     -----------
Balance at December 31, 1999         40,000    $        --    $ 2,169,000    $   (80,000)    $ 2,089,000
  Capital contributions                  --             --      3,991,000             --       3,991,000
  Net loss                               --             --             --     (3,745,000)     (3,745,000)
                                -----------    -----------    -----------    -----------     -----------
Balance at December 31, 2000         40,000             --      6,160,000     (3,825,000)      2,335,000
  Capital contributions                  --             --      3,671,000             --       3,671,000
  Net loss                               --             --             --     (4,680,000)     (4,680,000)
                                -----------    -----------    -----------    -----------     -----------
Balance at December 31, 2001         40,000    $        --    $ 9,831,000    $(8,505,000)    $ 1,326,000
                                ===========    ===========    ===========    ===========     ===========

                             See accompanying notes

                            BridgeSpan Title Company
                            Statements of Cash Flows

                                                                                 YEARS ENDED DECEMBER 31,
                                                                                ---------------------------
                                                                                   2001            2000
                                                                                -----------     -----------
OPERATING ACTIVITIES
Net loss                                                                        $(4,680,000)    $(3,745,000)
Adjustments to reconcile net loss to net cash used
  in operating activities:
   Depreciation                                                                     191,000          46,000
   Amortization of title plant access rights                                          6,000              --
   Gain on disposal of equipment                                                     (1,000)             --
   Amortization of deferred stock compensation                                      237,000         168,000
   Changes in assets and liabilities:
     Accounts receivable                                                            108,000        (108,000)
     Prepaid expenses and other current assets                                      (57,000)        (52,000)
     Other assets                                                                   (54,000)        (69,000)
     Trade accounts payable                                                        (249,000)        404,000
     Accrued expenses                                                               286,000         318,000
     Accrued payroll and other related expenses                                     109,000         103,000
     Reserve for claim losses                                                       110,000          54,000
                                                                                -----------     -----------
Net cash used in operating activities                                            (3,994,000)     (2,881,000)

INVESTING ACTIVITIES
Purchase of equipment and fixtures                                                 (251,000)       (491,000)
Advance proceeds from sale of division assets                                       195,000              --
Proceeds from sale of equipment                                                       5,000              --
Purchase of title plant                                                             (11,000)       (150,000)
                                                                                -----------     -----------
Net cash used in investing activities                                               (62,000)       (641,000)

FINANCING ACTIVITIES
Capital contributions from BridgeSpan, Inc.                                       3,434,000       3,823,000
Principle payments under capital lease obligation                                   (64,000)        (44,000)
                                                                                -----------     -----------
Net cash provided by financing activities                                         3,370,000       3,779,000
                                                                                -----------     -----------
Net (decrease) increase in cash and cash equivalents
                                                                                   (686,000)        257,000
Cash and cash equivalents at beginning of year                                    2,317,000       2,060,000
                                                                                -----------     -----------
Cash and cash equivalents at end of year                                        $ 1,631,000     $ 2,317,000
                                                                                ===========     ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid                                                                   $    23,000     $    28,000
                                                                                ===========     ===========
Income taxes paid                                                               $       800     $       800
                                                                                ===========     ===========
Capital lease obligations incurred to acquire title plant                       $        --     $   372,000
                                                                                ===========     ===========
Increase in accounts receivable and advance proceeds from sale of division      $    54,000     $        --
                                                                                ===========     ===========
Reclassification of division assets held for sale                               $   654,000     $        --
                                                                                ===========     ===========
Reclassification of equipment, and fixtures to division assets held for sale    $  (420,000)    $        --
                                                                                ===========     ===========
Reclassification of title plant to division assets held for sale                $  (125,000)    $        --
                                                                                ===========     ===========
Reclassification of other assets to division assets held for sale               $  (109,000)    $        --
                                                                                ===========     ===========
Increase in note receivable from affiliate and advance proceeds from
  sale of division assets                                                       $   250,000     $        --
                                                                                ===========     ===========

                             See accompanying notes

                            BRIDGESPAN TITLE COMPANY
                          Notes to Financial Statements
                                December 31, 2001

1. ORGANIZATION

DESCRIPTION OF BUSINESS

BridgeSpan Title Company (the "Company"), formerly ezClose, was incorporated in the state of California on June 17, 1999 as a wholly owned subsidiary of BridgeSpan, Inc. ("BSI" or "Parent"). On December 17, 1999, the Company was licensed to provide title services in Alameda, Contra Costa, El Dorado, Placer, Sacramento, San Francisco, Santa Clara, and San Mateo counties. In July 2000, the Company added additional licenses for Los Angeles, Riverside, Orange, San Bernardino, San Diego, Santa Barbara, and Ventura counties.

The Company has entered underwriting agreements with three title insurance underwriters. The agreements provide authorization for the Company to issue title insurance policies for property in all counties that the Company is licensed to do business.

BSI provides the Company with infrastructure as well as facilities, information technology, and other corporate services. The Company is allocated expenses for these services by BSI to reasonably reflect the value of the benefits received. The Company believes that the allocation methodology, which is based upon relative revenues and head count, is reasonable; however, the financial statements do not necessarily reflect the results of operations or financial position that would have existed had the Company been an independent entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of commercial paper and amounts on deposit with commercial banks in checking, interest bearing, and demand money market accounts.

ACCOUNTS RECEIVABLES

The carrying amounts reported in the balance sheet for accounts receivables approximate their fair value. Accounts receivables are reported net of allowance for doubtful accounts, however, there was no allowance for doubtful accounts required as of December 31, 2001 or 2000.

                            BRIDGESPAN TITLE COMPANY
                    Notes to Financial Statements (continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EQUIPMENT AND FIXTURES

Equipment and fixtures are recorded at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of the assets, generally three to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the respective assets or lease, whichever is shorter.

TITLE PLANT

A title plant is a depository of historical title information organized and maintained for use in performing title searches. The title plant is carried at historical cost, which includes the cost of producing or acquiring interest in the title plant or the appraised value of title plants at the date of acquisition. Thereafter, the costs of daily maintenance (updating) of the plant are charged to expense as incurred. Since a properly maintained title plant has an indefinite life and does not diminish in value with the passage of time and since maintenance is expensed currently, provisions for depreciation of the Company's title plant is not required.

CAPITAL LEASE OBLIGATIONS

Capital lease obligations are recorded at the present value of the minimum lease payments at the beginning of the lease terms. The monthly payments under the leases are allocated between a reduction of the principal obligation and interest expense to produce a constant periodic rate of interest on the remaining balance of the obligation.

IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"), the Company reviews long-lived assets, including equipment and fixtures, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Under SFAS 121, an impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than their carrying amount. Impairment, if any, is assessed using discounted cash flows. Through December 31, 2001, there have been no such losses.

                            BRIDGESPAN TITLE COMPANY
                    Notes to Financial Statements (continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESERVE FOR CLAIM LOSSES

The Company's reserve for claim losses includes known claims, as well as losses the Company expects to incur, net of recoupments. Each known claim is specifically reserved for on the basis of a review by the Company as to the estimated amount of the claim and the costs required to settle the claim. Reserves for claims that are incurred but not reported are provided for at the time premium revenue is recognized based on historical loss experience and other factors, including industry averages, claim loss history, current legal environment, geographic considerations, and type of policy written. Title policies are currently underwritten by other title insurance companies. Under the provisions of the underwriting agreements, the Company has a maximum deductible of no more than $10,000 per written policy. The provision for claim losses for the years ended December 31, 2001 and 2000 was $164,000 and $54,000, respectively. Due to the limited business history and limited historical experience, actual losses could differ significantly from management's estimates.

STOCK-BASED COMPENSATION

As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), the Company has elected to account for stock options granted to employees and directors using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), and related interpretations and, accordingly, does not recognize compensation expense for stock options granted to employees with exercise prices equal to the fair value of the underlying common shares.

Options granted to nonemployees have been accounted for in accordance with SFAS 123 and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in
Conjunction with Selling Goods or Services," and are periodically remeasured with the resulting value charged to expense over the period the related services are rendered.

REVENUE RECOGNITION

The Company collects insurance premiums for policies issued by underwriters and remits up to a maximum of 11% of the premiums to the underwriters. The Company incurred expense of $640,000 and $101,000 in title remittance fees for the years ended December 31, 2001 and 2000, respectively. Premiums collected on title insurance are recognized as income when the title policies become effective. Escrow fees and other trustee fees are recognized as income when an escrow or other trust is closed.

                            BRIDGESPAN TITLE COMPANY
                    Notes to Financial Statements (continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STATUTORY NET WORTH REQUIREMENT

Underwritten title companies licensed to do business in the state of California are required to maintain a minimum statutory net worth based on the aggregate number of documents recorded and filed by the Company in the offices of the county recorders in the preceding calendar year in all counties in which the Company transacts business. At December 31, 2001 and 2000, the Company's reported statutory net worth was $1,326,000 and $2,335,000, respectively, which exceeded the minimum statutory net worth requirement of $400,000.

INCOME TAXES

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

ADVERTISING COSTS

All advertising costs are expensed as incurred. Advertising costs, which are included in other operating expense, were approximately $2,000 and $18,000 for the years ended December 31, 2001 and 2000, respectively.

RECLASSIFICATION

Certain amounts in the prior year's financial statements have been reclassified to conform to the current year presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 required business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. It also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill. SFAS 142 requires goodwill to be tested for impairment under certain circumstances and written off when impaired rather than being amortized as a previous standard required. SFAS 142 is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001 provided that the first interim period financial statements have not been previously issued. The Company expects that the adoption of SFAS 141 and 142 will not have a material impact on its financial statements or results of operations.

                            BRIDGESPAN TITLE COMPANY
                    Notes to Financial Statements (continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS 144 supersedes SFAS 121, it retains many of the fundamental provisions of that statement. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The Company expects that the adoption of SFAS 144 will not have a material impact on its financial statements or results of operations.

3. EQUIPMENT AND FIXTURES

Equipment and fixtures consist of the following:

                                                              DECEMBER 31,
                                                         ----------------------
                                                           2001         2000
                                                         ---------    ---------
Office equipment, computer hardware, and software        $  72,000    $ 244,000
Furniture and fixtures                                      46,000      154,000
Leasehold improvements                                      56,000      120,000
                                                         ---------    ---------
                                                           174,000      518,000
Less accumulated depreciation                              (67,000)     (47,000)
                                                         ---------    ---------
Equipment and fixtures, net                              $ 107,000    $ 471,000
                                                         =========    =========

On September 8, 2001, the Company and BSI entered into a tentative agreement to sell its six Northern California branch offices and related title plant assets for $3,250,000 to a regional escrow company. The agreement was subject to regulatory approval, contained customary closing conditions and covered the sale of equipment and fixtures and title plant assets of branch offices in Sacramento, San Mateo and Santa Clara counties. The net book value of the assets to be sold totaled $3,358,000 at December 31, 2001. Of this amount, $654,000 was recorded on the Company's books and is included in the accompanying balance sheets as division assets held for sale and $2,704,000 was held for sale by BSI. Upon the signing of the agreement in September 2001, the acquiring company paid BSI a refundable earnest money deposit of $250,000 to be applied against the purchase price. In conjunction with the deposit paid to BSI, the Company has recorded a note receivable from affiliate of $250,000 (SEE NOTE 11). The Company recorded this deposit as advance proceeds from the sale of division assets in the accompanying balance sheets.

Under the agreement, the Company is required to pay the acquiring company a nominal management fee to manage the branch offices from the date of the agreement to the final closing date. Additionally, the acquiring company is obligated to absorb all losses incurred by the branches from October 1, 2001 to the final closing date.

During the period October 1, 2001 to December 31, 2001, the branches incurred losses of $449,000. As of December 31, 2001, the acquiring company had paid the Company $195,000 for incurred losses and the Company had recorded a receivable for the remaining $254,000, which was received in February of 2002. These amounts have been recorded as advance proceeds from the sale of division assets in the accompanying balance sheets and will be added to the purchase price.

                            BRIDGESPAN TITLE COMPANY
                    Notes to Financial Statements (continued)

3. EQUIPMENT AND FIXTURES (CONTINUED)

The Company received regulatory approval for the sale transaction and expects to close the asset sale in March 2002.

4. OPERATING LEASES

The Company leases certain equipment and office space under noncancelable operating lease agreements expiring at various dates through 2006. Several of these agreements include escalation clauses with respect to rent.

As of December 31, 2000, minimum payments under all noncancelable lease agreements were as follows:

               Years ended December 31,
                          2002                        $   993,000
                          2003                          1,003,000
                          2004                            957,000
                          2005                            821,000
                          2006                            207,000
               Thereafter                                  30,000
                                                      -----------
               Total minimum lease payments           $ 4,011,000
                                                      ===========

Rent expense for the years ended December 31, 2001 and 2000 were $769,000 and $264,000, respectively. Upon the successful consummation of the branch sale, the acquiring company will assume leases with minimum payments over the next five years of $2,957,000.

5. CAPITAL LEASES

During 2000, the Company purchased a title plant for $522,000. In conjunction with the purchase, the Company entered into a 60-month capital lease agreement to finance $372,000 of the purchase price.

Future minimum payments under this capital lease as of December 31, 2001 are as follows:

                          2002                        $    97,000
                          2003                             97,000
                          2004                             97,000
                          2005                             22,000
                          2006                                 --
                                                      -----------
               Total minimum lease payments               313,000
               Less amount representing interest          (49,000)
                                                      -----------
               Present value of net minimum
                 lease payments                           264,000
               Less current portion                       (72,000)
                                                      -----------
               Long-term portion                      $   192,000
                                                      ===========

                            BRIDGESPAN TITLE COMPANY
                    Notes to Financial Statements (continued)

6. SHAREHOLDER'S EQUITY

AUTHORIZED STOCK

In June 1999, the Company registered with the California Secretary of State its Certificate of Incorporation under which the Company is authorized to issue one million shares of common stock.

7. EMPLOYEE STOCK OPTION PLAN

EQUITY INCENTIVE PLAN

The Company does not have its own employee stock option plan. However, the Company's employees participate in the BSI Incentive Stock Option Plan.

In March 1999, the Board of Directors and shareholders of BSI adopted and approved the 1999 Equity Incentive Plan ("the 1999 Plan"). Under the 1999 Plan, the Board of Directors may issue incentive stock options and/or stock purchase rights to employees, including officers and members of the Board of Directors who are also employees, and nonqualified stock options to employees, officers, directors, consultants, and advisors of BSI and its subsidiaries. During the year ended December 31, 2001, BSI's Board of Directors authorized an additional 2,600,000 options for grant under the 1999 Plan bringing the total shares reserved under the 1999 Plan to 13,020,000 shares of common stock. Under the 1999 Plan, incentive options/rights to purchase common shares may be granted to employees at prices not lower than fair value at the date of grant as determined by the Board of Directors. Nonqualified options or stock purchase rights may be granted to key employees, including directors and consultants, at prices not lower than 85% of fair value at the date of grant as determined by the Board of Directors. Options expire no later than ten years from the date of grant. All options generally vest over a period of four years from the date of grant (vesting at a rate of 25% at the end of the first year and monthly thereafter). Certain options are immediately exercisable at the discretion of BSI's Board of Directors.

In April 2000, the Board of Directors and shareholders of BSI adopted the 2000 Equity Incentive Plan ("the 2000 Plan"). The 2000 Plan provides for the grant of incentive stock options to employees and for the grant of nonstatutory stock options and stock purchase rights to employees and consultants. During the year ended December 31, 2000, BSI's Board of Directors authorized 1,150,000 options for grant under the 2000 plan. Under the 2000 Plan, incentive options/rights to purchase common shares may be granted to employees at prices not less than the fair value, and nonqualified options or stock purchase rights may be granted to employees, directors, or consultants with an exercise price not lower than 85% of the fair value of the common stock on the date of grant. The fair value is determined by BSI's Board of Directors. Options expire no later than ten years from the date of grant. All options generally vest over a period of four years from the date of grant (vesting at a rate of 25% at the end of the first year and monthly thereafter). Certain options are immediately exercisable at the discretion of BSI's Board of Directors.

                            BRIDGESPAN TITLE COMPANY
                    Notes to Financial Statements (continued)

7. EMPLOYEE STOCK OPTION PLAN (CONTINUED)

Shares issued under the 1999 Plan or the 2000 Plan pursuant to the exercise of an unvested option/right are subject to the right of repurchase, which lapses over the original vesting period.

In May 2001, BSI terminated the 2000 Plan. No future grants will be authorized under this plan.

8. STOCK-BASED COMPENSATION

During the years ended December 31, 2001 and 2000, in connection with stock option grants to employees, BSI recorded $0 and $4,002,000 of deferred stock compensation representing the difference between the deemed fair value of the common stock and the exercise price of the underlying options. The deemed fair value of the common stock was determined based on business factors underlying the value of the common stock on the date the options were granted. Deferred compensation is being amortized over the vesting period of the individual options, generally four years, using the straight-line method. The Company recorded its allocation of amortization of deferred stock compensation of $237,000 and $168,000 for employees of the Company and an allocation of BSI's deferred stock compensation for employees who provided services to the Company for the years ended December 31, 2001 and 2000, respectively.

9. INCOME TAXES

The Company is included in the federal consolidated tax return of its Parent. Income taxes are computed as if on a standalone basis. No provision for income taxes is included in the statements of operations, as the Company has incurred tax and financial reporting losses in all periods since inception and in all jurisdictions.

As of December 31, 2001 and 2000, the Company had deferred tax assets of approximately $3,189,000 and $1,419,000, respectively. Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The net valuation allowance increased by approximately $1,770,000 and $1,387,000 during the years ended December 31, 2001 and 2000, respectively. Deferred tax assets primarily relate to net operating loss carryforwards.

As  of  December  31,  2001,   the  Company  had  federal  net  operating   loss
carryforwards of approximately $7,783,000. The federal net operating loss carryforwards will expire at various dates beginning in 2019, if not utilized.

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

                            BRIDGESPAN TITLE COMPANY
                    Notes to Financial Statements (continued)

10. EMPLOYEE BENEFIT PLAN

The Company's eligible employees may participate in the BSI 401(k) Plan which was adopted to provide retirement benefits to its employees. As allowed under
Section 401(k) of the Internal Revenue Code, the 401(k) Plan provides tax-deferred salary deductions for eligible employees. Participants may elect to contribute up to 25% of their annual compensation to the 401(k) Plan each calendar year, limited to a maximum annual amount as set periodically by the Internal Revenue Service. The Company does not provide matching contributions.

11. RELATED PARTY TRANSACTIONS

At December 31, 2001, the Company was owed $250,000 from BridgeSpan, Inc. related to a refundable earnest money deposit made by New Century related to the purchase of certain assets from the Company. This amount is non interest bearing and has no fixed terms of repayment. The Company's expenses include allocations from BSI to reasonably reflect the utilization of services provided or the benefit received by the Company. Allocated expenses for the years ended December 31, 2001 and 2000 were $1,569,712 and $476,270, respectively.

Certain lease arrangements require the Company to post an irrevocable standby letter of credit agreement with a California bank to provide additional lessor security in the event that the Company defaults. Pursuant to these arrangements, BSI deposited funds in the amount of $337,171 into certificates of deposit with the issuing bank to secure the standby letter of credit on behalf of the Company.

BSI has guaranteed to make additional capital contributions to the Company to assist the Company in meeting its statutory net worth requirements, working capital, and cash flow needs through at least December 31, 2002.

BSI purchased $2,703,194 in title plant assets for Santa Clara and San Mateo counties in 2000. The Company has access rights to BSI's title plant for these counties. The Company pays the monthly maintenance fees on behalf of BSI.

All eligible Company employees participate in the BSI benefits plans on comparable terms and conditions to the employees of BSI. Costs of these plans are allocated to the Company.

12. SUBSEQUENT EVENTS

In February 2002, BSI contributed $400,000 in addition to capital contributions to assist the Company in meeting its statutory net worth requirements, working capital, and cash flow needs.

                            BRIDGESPAN TITLE COMPANY
                             CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 2002
                                   (Unaudited)

Assets
Current assets:
  Cash and cash equivalents                                        $  1,787,000
  Accounts receivable                                                   221,000
  Division assets held for sale                                         654,000
  Prepaid expenses and other current assets                              52,000
                                                                   ------------
Total current assets                                                  2,714,000
                                                                   ------------

Equipment and fixtures, net                                             358,000
Title plant                                                             402,000
Other assets                                                             14,000
                                                                   ------------
Total assets                                                       $  3,488,000
                                                                   ============

Liabilities and shareholder's equity Current liabilities:
  Trade accounts payable                                           $    284,000
  Accrued expenses and liabilities                                      491,000
  Advance proceeds from sale of division assets                       1,257,000
  Current portion of capital lease obligation                            72,000
  Loss and underwriting reserves                                        164,000
                                                                   ------------
Total current liabilities                                             2,268,000
                                                                   ------------

Capital lease obligation, net of current portion                        175,000

Shareholder's equity:
  Common stock, no par value: 1,000,000 shares
    authorized, 40,000 shares issued and outstanding
    at March 31, 2002                                                        --
  Additional paid in capital                                         10,545,000
  Accumulated deficit                                                (9,500,000)
                                                                   ------------
Total shareholder's equity                                            1,045,000
                                                                   ------------
Total liabilities and shareholder's equity                         $  3,488,000
                                                                   ============

            See accompanying Notes to Condensed Financial Statements

                            BRIDGESPAN TITLE COMPANY
                       CONDENSED STATEMENTS OF OPERATIONS

                                                  For the three months ended
                                                          March 31,
                                               --------------------------------
                                                  2002                 2001
                                               -----------          -----------
                                                          (Unaudited)
REVENUE:
  Title insurance premiums                     $ 1,587,000          $   889,000
  Escrow and related fees                          794,000              276,000
  Interest and other income                          3,000                6,000
                                               -----------          -----------
                                               $ 2,384,000          $ 1,171,000
EXPENSES:
  Personnel costs                                1,459,000            1,069,000
  Commissions and incentives                       196,000               85,000
  Rent                                             292,000              247,000
  Other operating expenses                       1,424,000            1,001,000
  Interest                                           8,000                6,000
                                               -----------          -----------
                                                 3,379,000            2,408,000
                                               -----------          -----------
Loss before income taxes                          (995,000)          (1,237,000)

Income taxes                                            --                   --
                                               -----------          -----------
Net loss                                       $  (995,000)         $(1,237,000)
                                               ===========          ===========

            See accompanying Notes to Condensed Financial Statements

                            BRIDGESPAN TITLE COMPANY
                       CONDENSED STATEMENTS OF CASH FLOWS

                                                     For the three months ended March 31,
                                                     ------------------------------------
                                                           2002              2001
                                                        -----------       -----------
                                                                 (Unaudited)
OPERATING ACTIVITIES
Net loss                                                $  (995,000)      $(1,237,000)
Adjustments to reconcile net loss to net
  cash used by operations:
  Depreciation expense                                       58,000            38,000
  Changes in prepaid expenses and current assets             62,000          (196,000)
  Changes in accounts payable                               127,000          (180,000)
  Changes in accrued expenses and other liabilities        (325,000)           51,000
                                                        -----------       -----------
Net cash used by operating activities                    (1,073,000)       (1,524,000)

INVESTING ACTIVITIES
  Purchase of equipment and fixtures                       (309,000)         (160,000)
  Advance proceeds from sale of division assets             841,000                --
  Purchase of title plant                                        --           (11,000)
                                                        -----------       -----------
Net cash used by investing activities                       532,000          (171,000)

FINANCING ACTIVITIES
  Principal payments under capital lease obligation         (17,000)          (24,000)
  Capital contributions from parent                         714,000           995,000
                                                        -----------       -----------
Net cash provided by financing activities                   697,000           971,000

Net cash increase/(decrease) for the period                 156,000          (724,000)
Cash at beginning of period                               1,631,000         2,317,000
                                                        -----------       -----------
Cash at end of period                                   $ 1,787,000       $ 1,593,000
                                                        ===========       ===========

            See accompanying Notes to Condensed Financial Statements

                            BRIDGESPAN TITLE COMPANY
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2002

NOTE 1 - INTERIM FINANCIAL INFORMATION

The accompanying unaudited condensed financial statements of BrideSpan Title Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals and intercompany eliminations) necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management of the Company evaluates estimates and assumptions based upon historical experience and various other factors and circumstances. The Company believes its estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under future conditions.

Management believes that the estimates and assumptions that are most important to the portrayal of the Company's financial condition and results of operations, in that they require management's most difficult, subjective or complex judgments, form the basis for the accounting policies deemed to be most critical to the Company. These critical accounting policies relate to bad debts, impairment of intangible assets and long lived assets, reserves related to escrow and title policy losses, reserves related to self-insurance programs, and contingencies and litigation. Management believes estimates and assumptions related to these critical accounting policies are appropriate under the circumstances; however, should future events or occurrences result in unanticipated consequences, there could be a material impact on our future financial condition or results of operations.

                            BRIDGESPAN TITLE COMPANY
                               UNAUDITED PRO FORMA
              CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined consolidated financial information gives effect to the acquisition of certain assets using the purchase method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma condensed combined consolidated balance sheet is based on the individual balance sheets of Capital Title Group, Inc. and BridgeSpan Title Company appearing elsewhere in this filing and have been prepared as if the acquisition of certain assets had been effective March 31, 2002. The unaudited pro forma condensed combining statements of operations combines the individual statements of operations of Capital Title Group, Inc. and BridgeSpan Title Company appearing elsewhere in this filing for the year ended December 31, 2001 and the three months ended March 31, 2002 assume that the acquisition occurred on January 1, 2001.

The unaudited pro forma combined financial information reflects the application of the purchase method of accounting for the acquisition. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the closing. Estimates of the fair values of BridgeSpan Title Company's assets acquired in the transaction have been combined with recorded values of the assets of Capital Title Group, Inc. However, changes to the adjustments included in the unaudited pro forma combined financial data are expected as evaluations of assets are completed and as additional information becomes available. Accordingly, the final pro forma combined amounts will differ from those set forth in the unaudited pro forma combined financial data.

Certain financial statement balances of BridgeSpan Title Company have been reclassified to conform with Capital Title Group, Inc.'s financial statement presentation.

The unaudited condensed combined consolidated financial information does not purport to be indicative of the operating results or the financial position that would have actually occurred if the acquisition had been effect on the dates indicated, nor are they necessarily indicative of future operating results or financial position of the combined operations. The unaudited pro forma combined condensed consolidated information does not give effect to any cost savings or synergies that may result from the integration of BridgeSpan Title Company's assets acquired in the transaction and Capital Title Group, Inc.'s operations. No assurances can be given with respect to the ultimate level of revenues or cost savings.

             CAPITAL TITLE GROUP, INC. AND BRIDGESPAN TITLE COMPANY
               UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                  Actual                           Pro forma
                                       ----------------------------     ---------------------------------
                                                                         BridgeSpan
                                                                       operations not
                                                                         acquired in
                                                                       transaction and
                                      Capital Title     BridgeSpan        pro forma
                                       Group, Inc.    Title Company      adjustments           Combined
                                       ------------    ------------     ------------         ------------
REVENUE:
  Title insurance premiums, net        $ 41,160,736    $  4,605,000     $   (866,379)  (a)   $ 44,899,357
  Escrow and related fees                20,468,323       2,101,000         (465,235)  (a)     22,104,088
  Interest and other income               2,806,692          19,000          (10,243)  (a)      2,815,449
                                       ------------    ------------     ------------         ------------
                                         64,435,751       6,725,000       (1,341,857)          69,818,894

EXPENSES:
  Personnel costs                        30,717,974       5,497,000       (1,439,961)  (a)     34,775,013
  Commissions and incentives              8,258,437         747,000         (199,616)  (a)      8,805,821
  Rent                                    4,225,423       1,022,000          (69,390)  (a)      5,178,033
  Other operating expenses               15,118,823       4,116,000       (1,517,449)  (a)     17,717,374
  Interest                                  277,252          23,000            9,172   (a)        309,424
                                       ------------    ------------     ------------         ------------
                                         58,597,909      11,405,000       (3,217,244)          66,785,665
                                       ------------    ------------     ------------         ------------
Income (loss) before income taxes         5,837,842      (4,680,000)       1,875,387            3,033,229
Income taxes                                767,572              --         (676,713)  (b)         90,859
                                       ------------    ------------     ------------         ------------
Net income (loss)                      $  5,070,270    $ (4,680,000)    $  2,552,100         $  2,942,370
                                       ============    ============     ============         ============

Net income per common share:
Basic                                  $       0.29                                          $       0.17
                                       ============                                          ============
Diluted                                $       0.28                                          $       0.16
                                       ============                                          ============

Weighted average shares outstanding:
Basic                                    17,230,950                                            17,230,950
                                       ============                                          ============
Diluted                                  18,031,252                                            18,031,252
                                       ============                                          ============

                  See accompanying Notes to Unaudited Pro Forma
              Condensed Combined Consolidated Financial Statements

             CAPITAL TITLE GROUP, INC. AND BRIDGESPAN TITLE COMPANY
               UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002

                                                  Actual                           Pro forma
                                       ----------------------------     ---------------------------------
                                                                         BridgeSpan
                                                                       operations not
                                                                         acquired in
                                                                       transaction and
                                      Capital Title     BridgeSpan        pro forma
                                       Group, Inc.    Title Company      adjustments           Combined
                                       ------------    ------------     ------------         ------------
REVENUE:
  Title insurance premiums, net        $ 11,939,079    $  1,587,000     $   (749,426)  (a)   $ 12,776,653
  Escrow and related fees                 6,797,830         794,000         (346,165)  (a)      7,245,665
  Interest and other income                 657,921           3,000           (3,000)  (a)        657,921
                                       ------------    ------------     ------------         ------------
                                         19,394,830       2,384,000       (1,098,591)          20,680,239

EXPENSES:
  Personnel costs                         9,546,065       1,459,000         (509,328)  (a)     10,495,737
  Commissions and incentives              2,662,578         196,000          (60,397)  (a)      2,798,181
  Rent                                    1,281,142         292,000          (53,625)  (a)      1,519,517
  Other operating expenses                3,961,862       1,424,000         (834,761)  (a)      4,551,101
  Interest                                   64,227           8,000           (8,000)  (a)         64,227
                                       ------------    ------------     ------------         ------------
                                         17,515,874       3,379,000       (1,466,111)          19,428,763
                                       ------------    ------------     ------------         ------------
Income (loss) before income taxes         1,878,956        (995,000)         367,520            1,251,476
Income taxes                                760,000              --         (250,992)  (b)        509,008
                                       ------------    ------------     ------------         ------------

Net income (loss)                      $  1,118,956    $   (995,000)    $    618,512         $    742,468
                                       ============    ============     ============         ============

Net income per common share:
Basic                                  $       0.07                                          $       0.04
                                       ============                                          ============
Diluted                                $       0.06                                          $       0.04
                                       ============                                          ============

Weighted average shares outstanding:
Basic                                    17,197,173                                            17,197,173
                                       ============                                          ============
Diluted                                  17,900,305                                            17,900,305
                                       ============                                          ============

                  See accompanying Notes to Unaudited Pro Forma
              Condensed Combined Consolidated Financial Statements

             CAPITAL TITLE GROUP, INC. AND BRIDGESPAN TITLE COMPANY
               UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                                  BALANCE SHEET
                                 MARCH 31, 2002

                                                        Actual                            Pro forma
                                             -----------------------------     ---------------------------------
                                                                                BridgeSpan
                                                                              operations not
                                                                                acquired in
                                                                              transaction and
                                            Capital Title      BridgeSpan        pro forma
                                             Group, Inc.     Title Company      adjustments           Combined
                                             ------------     ------------     ------------         ------------
ASSETS
Current Assets
  Cash and cash equivalents                  $  8,256,592     $  1,787,000     $ (1,787,000)  (a)
                                                                                 (3,083,710)  (c)   $  5,172,882
  Accounts receivable, net                        495,730          221,000         (221,000)  (a)        495,730
  Division assets held for sale                        --          654,000          (68,722)  (d)
                                                                                   (125,000)  (d)
                                                                                   (415,812)  (d)
                                                                                    (44,466)  (a)             --
  Notes and other receivables                     320,987               --               --              320,987
  Other current assets                            283,895           52,000          (52,000)  (a)        283,895
                                             ------------     ------------     ------------         ------------
          Total Current Assets                  9,357,204        2,714,000       (5,797,710)           6,273,494

Property and Equipment, net                    10,159,681          358,000         (358,000)  (a)
                                                                                    415,812   (d)     10,575,493
Other Assets
  Notes receivable                                 47,978               --               --               47,978
  Investment in title plant                       677,481          402,000         (402,000)  (a)
                                                                                  2,828,194   (d)      3,505,675
  Deposits and other assets                     1,712,041           14,000          (14,000)  (a)
                                                                                     68,722   (d)
                                                                                 (1,172,003)  (c)        608,760
  Goodwill                                        205,237               --          942,985   (c)      1,148,222
  Deferred income taxes                           337,276               --               --              337,276
                                             ------------     ------------     ------------         ------------
          Total Assets                       $ 22,496,898     $  3,488,000     $ (3,488,000)        $ 22,496,898
                                             ============     ============     ============         ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Current portion of long term debt          $     36,799     $     72,000     $    (72,000)  (a)   $     36,799
  Accounts payable                              1,725,950          284,000         (284,000)  (a)      1,725,950
  Advance proceeds from sale of
    division assets                                    --        1,257,000       (1,257,000)  (a)
  Accrued expenses and other
    current liabilities                         4,864,338          655,000         (655,000)  (a)      4,864,338
                                             ------------     ------------     ------------         ------------
          Total Current Liabilities             6,627,087        2,268,000       (2,268,000)           6,627,087

Long term Debt, less current portion            3,034,082          175,000         (175,000)  (a)      3,034,082
Other Liabilities                                 811,288               --               --              811,288

STOCKHOLDERS' EQUITY
Common stock                                       17,181               --               --               17,181
Additional paid in capital                     11,127,953       10,545,000      (10,545,000)  (a)     11,127,953

Retained earnings (accumulated deficit)           991,074       (9,500,000)       9,500,000   (a)        991,074

Less: Cost of treasury stock                     (111,767)              --               --             (111,767)
                                             ------------     ------------     ------------         ------------
     Total Stockholders' Equity                12,024,441        1,045,000       (1,045,000)          12,024,441
                                             ------------     ------------     ------------         ------------
Total Liabilities and Stockholders' Equity   $ 22,496,898     $  3,488,000     $ (3,488,000)        $ 22,496,898
                                             ============     ============     ============         ============

                  See accompanying Notes to Unaudited Pro Forma
              Condensed Combined Consolidated Financial Statements

             CAPITAL TITLE GROUP, INC. AND BRIDGESPAN TITLE COMPANY
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined consolidated financial statements reflect the purchase of certain title and escrow operations of BridgeSpan Title Company in the northern California counties of Santa Clara, San Mateo and Sacramento. The unaudited pro forma condensed combined financial statements have been prepared under the purchase method of accounting. On April 1, 2002, Capital Title Group, Inc. ("the Company") acquired certain assets of BridgeSpan Title Company through a purchase and sale agreement dated September 8, 2001. The assets acquired include five branch offices, inclusive of equipment, furniture, fixtures and leasehold improvements, and ownership interest in joint title plants in Santa Clara, San Mateo and Sacramento counties. The approximate purchase price for the acquisition of these assets was $4.3 million and was paid in cash and the transaction was accounted for using the purchase method.

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to the assets acquired based on their estimated fair values as of the date of completion of the merger. The preliminary estimated purchase price is allocated to the assets acquired as follows:

Assets acquired:

Property and equipment                                                $  415,812
Investment in title plant                                              2,828,194
Deposits and other assets                                                 68,722
Goodwill                                                                 942,985
                                                                      ----------
     Total                                                            $4,255,713
                                                                      ==========

In accordance with the Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill or intangible assets with indefinite lives has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

NOTE 2. PRO FORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the estimated purchase price of assets acquired from BridgeSpan Title Company and to eliminate certain assets and liabilities not acquired. Assets acquired were recorded by the Company at their estimated the fair value. The unaudited pro forma condensed combined consolidated financial statements do not include any adjustments for liabilities resulting from integration planning or other costs associated with integration.

The Company has not identified any preacquisition contingencies where the related asset or impairment is probable and the amount of the asset or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The pro forma adjustments reflected in the unaudited pro forma condensed combined consolidated financial statements are as follows:

     (a) The purchase transaction related only to certain title and escrow operations of BridgeSpan Title Company in the northern California counties of Santa Clara, San Mateo and Sacramento being acquired by New Century Title Company, a wholly owned subsidiary of Capital Title Group, Inc. As a result, the remaining operations of BridgeSpan Title Company not purchased in the transaction have been eliminated as an adjustment.

     (b) Adjustment to income taxes to reflect the pro forma losses related to operations acquired.

     (c) The approximate purchase price was $4,255,713 and was paid in cash. The purchase price of the assets acquired exceeded the estimated fair market value of the assets acquired resulting in $942,985 in goodwill recorded. A purchase deposit had previously been paid and recorded in deposits and other assets by the Company in the amount of $1,172,003. At closing, the Company paid approximately $3.1 million in cash. Changes to the purchase price allocation including changes to recorded values of assets and goodwill as a result of the acquisition may be necessary as evaluations of assets and operations are completed and as additional information becomes available. Accordingly, the final pro forma adjustments may differ from those presented.

     (d) Assets acquired in the transaction included certain assets of BridgeSpan Title Company that were classified as Division assets held for sale on BridgeSpan Title Company's balance sheet at March 31, 2002. Pro forma adjustment reclassifies the Division assets held for sale amounts to the appropriate line items on the combined pro forma presentation. The assets were recorded by the Company at their estimated fair value.